                                                                 EXECUTION COPY

                                                                  Exhibit 10.16

                           -------------------------------


                      AMENDED AND RESTATED SECURITY AGREEMENT



                                       among


                           CORE-MARK INTERNATIONAL, INC.,

                                C/M PRODUCTS, INC.,

                       CORE-MARK INTERRELATED COMPANIES, INC.

                                        and

                            CORE-MARK MIDCONTINENT, INC.

                                    in favor of


                             THE CHASE MANHATTAN BANK,
                              as Administrative Agent


                                   April 1, 1998


                           -------------------------------

                                  TABLE OF CONTENTS

1.  Defined Terms. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     1.1  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     1.2  Other Definitional Provisions. . . . . . . . . . . . . . . . . . . . . .  5

2.  Grant of Security Interest; Release of Eligible Receivables. . . . . . . . . .  5

3.  Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . .  7
     3.1  Title; No Other Liens. . . . . . . . . . . . . . . . . . . . . . . . . .  7
     3.2  Perfected First Priority Liens . . . . . . . . . . . . . . . . . . . . .  7
     3.3  Inventory and Equipment. . . . . . . . . . . . . . . . . . . . . . . . .  7
     3.4  Chief Executive Office . . . . . . . . . . . . . . . . . . . . . . . . .  7
     3.5  Farm Products. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

4.  Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
     4.1  Delivery of Instruments and Chattel Paper. . . . . . . . . . . . . . . .  8
     4.2  Maintenance of Insurance . . . . . . . . . . . . . . . . . . . . . . . .  8
     4.3  Maintenance of Perfected Security Interest; Further Documentation. . . .  8
     4.5  Further Identification of Collateral . . . . . . . . . . . . . . . . . .  9
     4.6  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

5.  Provisions Relating to Accounts. . . . . . . . . . . . . . . . . . . . . . . . 10
     5.1  Grantors Remain Liable under Accounts. . . . . . . . . . . . . . . . . . 10
     5.2  Analysis of Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     5.3  Collections on Accounts. . . . . . . . . . . . . . . . . . . . . . . . . 10
     5.4  Maintaining the US Cash Collateral Account and the L/C Cash
            Collateral Account . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     5.5  Maintaining the Depository Accounts, the Deposit Accounts and the
            Canadian Cash Collateral Account . . . . . . . . . . . . . . . . . . . 11
     5.6  Investing of Amounts in the US Cash Collateral Account and the
            L/C Cash Collateral Account. . . . . . . . . . . . . . . . . . . . . . 12
     5.7  Application and Release of Funds.. . . . . . . . . . . . . . . . . . . . 13
     5.8  Representations and Warranties . . . . . . . . . . . . . . . . . . . . . 13
     5.9  Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

6.  Provisions Relating to Contracts . . . . . . . . . . . . . . . . . . . . . . . 14
     6.1  Borrower Remains Liable under Contracts. . . . . . . . . . . . . . . . . 14
     6.2  Communication With Contracting Parties . . . . . . . . . . . . . . . . . 14
     6.3  Representations and Warranties . . . . . . . . . . . . . . . . . . . . . 14
     6.4  Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

7.  Provisions Relating to Copyrights, Patents and Trademarks. . . . . . . . . . . 15
     7.1  Representations and Warranties . . . . . . . . . . . . . . . . . . . . . 15
     7.2  Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

8.   Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
     8.1  Notice to Obligors and Contract Parties. . . . . . . . . . . . . . . . . 17
     8.2  Proceeds to be Turned Over To Administrative Agent . . . . . . . . . . . 18
     8.3  Code Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

9.  Administrative Agent's Appointment as Attorney-in-Fact; Administrative
     Agent's Performance

     of Borrower's Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     9.1  Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     9.2  Performance by Administrative Agent of Borrower's Obligations. . . . . . 20
     9.3  Borrower's Reimbursement Obligation. . . . . . . . . . . . . . . . . . . 20
     9.4  Ratification; Power Coupled With An Interest . . . . . . . . . . . . . . 21

10.  Duty of Administrative Agent. . . . . . . . . . . . . . . . . . . . . . . . . 21

11.  Execution of Financing Statements . . . . . . . . . . . . . . . . . . . . . . 21

12.  Authority of Administrative Agent . . . . . . . . . . . . . . . . . . . . . . 21

13.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22

14.  Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22

15.  Amendments in Writing; No Waiver; Cumulative Remedies . . . . . . . . . . . . 22
     15.1  Amendments in Writing . . . . . . . . . . . . . . . . . . . . . . . . . 22
     15.2  No Waiver by Course of Conduct. . . . . . . . . . . . . . . . . . . . . 22
     15.3  Remedies Cumulative . . . . . . . . . . . . . . . . . . . . . . . . . . 22

16.  Section Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22

17.  Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . . . . . . . 22

18.  Attachment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

19.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

20  Termination and Release of Collateral. . . . . . . . . . . . . . . . . . . . . 23

21.  WAIVERS OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

                       AMENDED AND RESTATED SECURITY AGREEMENT


          AMENDED AND RESTATED SECURITY AGREEMENT, dated as of April 1, 1998, made by each of the signatories hereto (the "GRANTORS"), in favor of THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for the Lenders parties to the Credit Agreement, dated as of April 1, 1998 (as amended, supplemented or otherwise modified from time to time, the "AMENDED AND RESTATED CREDIT AGREEMENT"), among Core-Mark International, Inc., a Delaware corporation (the "BORROWER"), the Administrative Agent and such Lenders.


                                 W I T N E S S E T H:


          WHEREAS, in connection with the Credit Agreement, dated as of August 7, 1996 (as heretofore amended, the "EXISTING CREDIT AGREEMENT"), the Grantors entered into a Security Agreement, dated as of August 7, 1996 (the "EXISTING SECURITY AGREEMENT"); and

          WHEREAS, in connection with the amendment and restatement of the Existing Credit Agreement, the parties to the Existing Security Agreement wish to amend and restate the Existing Security Agreement in its entirety as provided herein.

          NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Amended and Restated Credit Agreement and to induce the Lenders to make their respective Loans and other extensions of credit to the Borrower, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, that the Existing Security Agreement is hereby amended and restated to read in its entirety as follows:

          1.  DEFINED TERMS.

          1.1 DEFINITIONS. (a) Unless otherwise defined herein, terms defined in the Amended and Restated Credit Agreement and used herein shall have the meanings given to them in the Amended and Restated Credit Agreement, and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, Farm Products, General Intangibles, Instruments, Inventory and Proceeds.

          (b) The following terms shall have the following meanings:

          "ACCOUNT COLLATERAL": (a) all funds held in and all certificates and instruments, if any, from time to time representing or evidencing (1) the Cash Collateral Accounts, (2) the L/C Cash Collateral Account, (3) the Depository Accounts, (4) the Deposit Accounts, (5) all other deposit accounts of each Grantor and (6) all Collateral Investments and (b)(1) all notes, certificates of deposit, deposit accounts, checks and other instruments from time to time hereinafter delivered to or otherwise possessed by the Administrative Agent for or on behalf of each Grantor in substitution for or in addition to any or all of the then existing Account Collateral and (2) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral.

          "AGREEMENT": this Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "BORROWING CERTIFICATE": a certificate substantially in the form of Exhibit C to the Amended and Restated Credit Agreement.

          "CANADIAN CASH COLLATERAL ACCOUNT": a cash collateral account with Bank of Montreal or such other bank as may be reasonably acceptable to the Administrative Agent, in the name of the Borrower that has entered into a letter agreement substantially in the form of Exhibit A-2-A.

          "CASH COLLATERAL ACCOUNTS": the Canadian Cash Collateral Account and the US Cash Collateral Account.

          "CODE": the Uniform Commercial Code as from time to time in effect in the State of New York.

          "COLLATERAL":  as defined in subsection 2(a).

          "COLLATERAL INVESTMENTS":  as defined in subsection 5.6.

          "CONTRACTS": with respect to any Accounts, Instruments, Chattel Paper or General Intangibles, any contract or agreement in respect thereof or pursuant to which any of the foregoing was created, as the same may be amended, supplemented or otherwise modified from time to time, including, without limitation, (a) all rights of each Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of each Grantor to damages arising out of or for breach or default in respect thereof and (c) all rights of each Grantor to exercise all remedies thereunder.

          "COPYRIGHTS": all copyrights, whether registered or unregistered, and whether or not the underlying works of authorship have been published, and all works of authorship and other rights therein or derived therefrom, all copyrights of works based on, incorporated in, derived from or relating to works covered by such copyrights, all right, title and interest to make and exploit all derivative works based upon or adopted from works covered by such copyright and all copyright registrations and copyright applications, and any renewals or extensions thereof, including without limitation, each copyright registration and copyright application, if any, identified in
     SCHEDULE 1 hereto, and including, without limitation, (a) the right to print, publish and distribute any of the foregoing, (b) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (c) all income, royalties, damages and other payments due and/or payable as of August 7, 1996 or any time thereafter with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof) and (d) all rights of each Grantor corresponding thereto throughout the United States and all other rights of any kind whatsoever of each Grantor accruing thereunder or pertaining thereto; PROVIDED that, for purposes hereof, the term "Copyrights" shall not include those rights which are not created by, or do not arise or exist under, the laws of the United States or any State or political subdivision thereof.

          "COPYRIGHT LICENSES": all license agreements with any other Person in connection with any of the Copyrights of each Grantor, or such other Person's copyrights, whether each Grantor is a licensor or licensee under any such license agreement, including, without limitation, the license agreements listed on SCHEDULE 1 hereto, subject in each case to the terms of such license agreements, including, without limitation, terms requiring consent to a grant of a security interest; PROVIDED that, for purposes hereof, the term "Copyright Licenses" shall not include those rights which are not created by, or do not arise or exist under, the laws of the United States or any State or political subdivision thereof.

          "DEPOSIT ACCOUNTS":  as defined in subsection 5.5(a).

          "DEPOSIT BANKS":  as defined in subsection 5.5(a).

          "DEPOSIT ACCOUNT LETTERS":  as defined in subsection 5.5(a).

          "DEPOSITORY ACCOUNTS": each non-interest bearing cash collection account with a bank that is reasonably satisfactory to the Administrative Agent and that has entered into a Depository Letter, initially, account number 4311-848436, with Wells Fargo Bank at its office at 420 Montgomery Street, San Francisco, CA 94194.

          "DEPOSITORY BANKS":  as defined in subsection 5.5(a).

          "DEPOSITORY LETTERS":  as defined in subsection 5.5(a).

          "L/C CASH COLLATERAL ACCOUNT": a non-interest bearing cash collateral account with The Chase Manhattan Bank at its office at 270 Park Avenue, New York, New York, 10017, account number 910-2-775732, in the name of the Administrative Agent and under its sole dominion and control and subject to the terms of this Agreement.

          "OBLIGATIONS": the collective reference to the unpaid principal of and interest on the Loans and all other obligations and liabilities of each Grantor to the Administrative Agent and the Lenders (including, without limitation, interest accruing at the then applicable rate provided in the Amended and Restated Credit Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Amended and Restated Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to each Grantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or existing as of August 7, 1996 or thereafter incurred, which may arise under, out of, or in connection with, the Amended and Restated Credit Agreement, this Agreement, the other Loan Documents, any Hedge Agreement entered into by any Grantor with any Lender, any Overdraft or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by each Grantor pursuant to the terms of the Amended and Restated Credit Agreement, this Agreement, any other Loan Document, any Hedge Agreement entered into by any Grantor with any Lender or any Overdraft), PROVIDED that in no event shall the obligations of any Grantor other than the Borrower exceed the maximum amount specified in the Subsidiaries Guarantee.

          "OVERDRAFT":  means:

               (a) at any time, the amount by which the aggregate amount debited from any deposit, concentration, operating or disbursement account maintained by any Grantor with the Administrative Agent or any Affiliate of the Administrative Agent, as the result of processing of payment orders issued by such Grantor or otherwise, exceeds the aggregate funds on deposit in such account; or

               (b) so long as Bank of Montreal is a Lender under the Amended and Restated Credit Agreement and is the Borrower's primary operating bank in Canada, the lesser of (i) the amount by which the aggregate amount debited from any deposit, concentration, operating or disbursement account maintained by any Grantor with Bank of Montreal or any Affiliate of Bank of Montreal, as the result of processing of payment orders issued by such Grantor or otherwise, exceeds the aggregate funds on deposit in such account and (ii) Canadian $1,000,000.

          "PATENTS": (a) all letters patent of the United States or any other country and all reissues and extensions thereof, including, without limitation, any thereof referred to in SCHEDULE 2, and (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any thereof referred to in SCHEDULE 2.

          "PATENT LICENSE": all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, any thereof referred to in SCHEDULE 2.

          "RECEIVABLES SALE AND CONTRIBUTION AGREEMENT": as defined in subsection 2(b).

          "TRADEMARKS": (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, existing as of August 7, 1996 or thereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in SCHEDULE 3, and (b) all renewals thereof.

          "TRADEMARK LICENSE" means any written agreement, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any thereof referred to in SCHEDULE 3.

          "US CASH COLLATERAL ACCOUNT": a non-interest bearing cash deposit account with The Chase Manhattan Bank at its office at 270 Park Avenue, New York, New York, 10017, account number 910-2-775740, in the name of the Administrative Agent and under its sole dominion and control and subject to the terms of this Agreement.

          "UNAFFIXED TAX STAMPS": tax stamps in respect of local and state cigarette taxes that are not physically attached to the Cigarette Inventory as defined in the Amended and Restated Credit Agreement;

          "VEHICLES" means all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state.

          1.2 OTHER DEFINITIONAL PROVISIONS. (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection and Schedule references are to this Agreement unless otherwise specified.

          (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          2. GRANT OF SECURITY INTEREST; RELEASE OF ELIGIBLE RECEIVABLES. (a) As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, each Grantor hereby grants to the Administrative Agent for the ratable benefit of the Lenders a security interest in all of the following property owned as of August 7, 1996 or at any time thereafter acquired by such Grantor or in which such Grantor had as of August 7, 1996 or at any time thereafter acquired or may acquire any right, title or interest (collectively, the "COLLATERAL"):

               (1)  all Account Collateral;

               (2)  all Accounts;

               (3)  all Chattel Paper;

               (4)  all Contracts;

               (5)  all Copyrights;

               (6)  all Copyright Licenses;

               (7)  all Documents;

               (8)  all Equipment;

               (9)  all General Intangibles;

               (10) all Instruments;

               (11) all Inventory;

               (12) all Patents;

               (13) all Patent Licenses;

               (14) all Trademarks;

               (15) all Trademark Licenses;

               (16) all Unaffixed Tax Stamps;

               (17) all Vehicles;

               (18) all books and records pertaining to the Collateral; and

               (19) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

          (b) Upon the transfer or purported transfer of any assets by the Grantors pursuant to the Receivables Sale and Contribution Agreement, dated as of April 1, 1998 (the "RECEIVABLES SALE AND CONTRIBUTION AGREEMENT") among Core-Mark Capital Corporation, Core-Mark International, Inc., Core-Mark Midcontinent, Inc., Core-Mark Interrelated Companies, Inc. and the Sellers named therein, the security interest in such assets created pursuant hereto (but not the proceeds thereof) shall be automatically released.

          3. REPRESENTATIONS AND WARRANTIES. Each Grantor hereby represents and warrants, as to itself that:

          3.1 TITLE; NO OTHER LIENS. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Lenders pursuant to this Agreement and the other Liens permitted to exist on the Collateral pursuant to the Amended and Restated Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Lenders, pursuant to this Agreement or as are permitted pursuant to the Amended and Restated Credit Agreement and except for financing statements relating to property in which such Grantor has no interest other than an interest arising under an operating lease.

          3.2 PERFECTED FIRST PRIORITY LIENS. The filing of appropriate financing statements, the filing with and recording by the United States Patent and Trademark Office and the United States Copyright Office of this Security Agreement, and all other appropriate action have been duly taken, and the security interests granted pursuant to this Agreement (a) constitute perfected security interests in the Collateral (other than the Vehicles, except to the extent that the appropriate steps for perfection have been taken pursuant to subsection 4.3(b)) in favor of the Administrative Agent, for the ratable benefit of the Lenders, as collateral security for the Obligations and (b) are prior to all other Liens on the Collateral in existence on August 7, 1996 except for Liens permitted pursuant to the Amended and Restated Credit Agreement.

          3.3 INVENTORY AND EQUIPMENT. The Inventory and the Equipment are kept at the locations listed on SCHEDULE 5.

          3.4 CHIEF EXECUTIVE OFFICE. The location of such Grantor's chief executive office or sole place of business is specified on SCHEDULE 6.

          3.5 FARM PRODUCTS. No material portion of the Collateral constitutes, or is the Proceeds of, Farm Products.

          4. COVENANTS. Each Grantor covenants and agrees with the Administrative Agent and the Lenders, from and after August 7, 1996 until the Obligations shall have been paid in full, the Commitments shall have expired or otherwise been terminated and no Letters of Credit are outstanding, as follows:

          4.1 DELIVERY OF INSTRUMENTS AND CHATTEL PAPER. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper and such amount exceeds $100,000, such Instrument or Chattel Paper shall be added to SCHEDULE 8. If requested by the Administrative Agent each such Instrument or Chattel Paper shall be promptly delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

          4.2 MAINTENANCE OF INSURANCE. (a) Such Grantor (or the Borrower, on behalf of such Grantor) will maintain, with financially sound and reputable companies, insurance policies (1) insuring the Inventory, Equipment and Vehicles against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Administrative Agent and (2) insuring such Grantor, the Administrative Agent and the Lenders against liability for personal injury and property damage relating to such Inventory, Equipment and Vehicles, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Administrative Agent and the Lenders, with losses payable to such Grantor (or the Borrower, on behalf of such Grantor), the Administrative Agent and the Lenders as their respective interests may appear.

          (b) All such insurance shall (1) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, (2)name the Administrative Agent and the Lenders as insured parties,(3) include a breach of warranty clause and (4) be reasonably satisfactory in all other respects to the Administrative Agent.

          (c) Such Grantor shall deliver to the Administrative Agent and the Lenders a certificate of a reputable insurance broker with respect to such insurance during the month of August in each calendar year and such supplemental reports with respect thereto as the Administrative Agent may from time to time reasonably request.

          4.3 MAINTENANCE OF PERFECTED SECURITY INTEREST; FURTHER
DOCUMENTATION. (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in subsection 3.2 and shall defend such security interest against the claims and demands of all Persons whomsoever.

          (b) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) the filing of any financing or continuation statements under the Uniform Commercial Code or their foreign equivalent in effect in any jurisdiction with respect to the security interests created hereby and (ii) after an Event of Default and at the request of the Administrative Agent, the delivery of certificates of title with respect to Vehicles to the Administrative Agent, properly endorsed in accordance with applicable law, and the filing of any appropriate lien documents with the relevant state authorities.

          4.4 CHANGES IN LOCATIONS, NAME, ETC.  Such Grantor will not:

          (a) permit any of the Inventory or Equipment to be kept at a location other than those listed on SCHEDULE 5 unless it gives the Administrative Agent notice and takes all steps reasonably necessary or advisable, in the judgment of the Administrative Agent, to maintain the perfection and priority in such Inventory and Equipment as set forth in subsection 3.2;

          (b)change the location of its chief executive office from that specified in subsection 3.4, unless it shall have given the Administrative Agent and the Lenders at least 30 days' prior written notice of such change and takes all steps reasonably necessary or advisable, in the judgment of the Administrative Agent, to maintain the perfection and priority of the security interests granted pursuant to this Agreement; or

          (c) change its name, identity or corporate structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become seriously misleading, unless it shall have given the Administrative Agent and the Lenders at least 30 days' prior written notice of such change and takes all steps reasonably necessary or advisable, in the judgment of the Administrative Agent, to maintain the perfection and priority of the security interests granted pursuant to this Agreement.

          4.5 FURTHER IDENTIFICATION OF COLLATERAL. Such Grantor will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

          4.6 NOTICES. Such Grantor will advise the Administrative Agent and the Lenders promptly after becoming aware thereof, in reasonable detail, at their respective addresses for notices provided for in the Amended and Restated Credit Agreement of:

          (a)any Lien (other than security interests created hereby or Liens permitted under the Amended and Restated Credit Agreement) on any of the Collateral; and

          (b)the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

          5.  PROVISIONS RELATING TO ACCOUNTS.

          5.1 GRANTORS REMAIN LIABLE UNDER ACCOUNTS. Anything herein to the contrary notwithstanding, as between any Grantor and the Administrative Agent, each Grantor shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Lender of any payment relating to such Account pursuant hereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          5.2 ANALYSIS OF ACCOUNTS. The Administrative Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent reasonably may require in connection with such test verifications. The Administrative Agent in its own name or in the name of others may communicate with the obligors on the Accounts to verify with them to the Administrative Agent's satisfaction the existence, amount and terms of any Accounts.

          5.3 COLLECTIONS ON ACCOUNTS. (a) To the extent that any obligor makes payments in respect of Accounts, the Administrative Agent hereby authorizes each Grantor to collect such Accounts, subject to the Administrative Agent's direction and control as set forth in this Section, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. Each Grantor shall, upon receipt of any payments made directly to such Grantor in respect of Accounts (1) forthwith (and, in any event, within two Business Days) deposit such amounts duly indorsed by such Grantor if required, in a Deposit Account or Depository Account, as the case may be, and (2) until so turned over, shall be held by such Grantor in trust for the Administrative Agent for the benefit of the Lenders.

          (b) No less frequently than once a year or at the request of the Administrative Agent, the Borrower shall deliver to the Administrative Agent a revised SCHEDULE 8, reflecting all collections in respect of the preceding month in respect of Instruments or Chattel Paper listed on such schedule.

          (c) At the Administrative Agent's request, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to any Accounts exceeding $100,000, including, without limitation, all original orders, invoices and shipping receipts.

          5.4 MAINTAINING THE US CASH COLLATERAL ACCOUNT AND THE L/C CASH COLLATERAL ACCOUNT. Until the Obligations shall have been paid in full, the Commitments shall have expired or otherwise been terminated and no Letters of Credit are outstanding:

          (a) The Borrower shall maintain the US Cash Collateral Account and the L/C Cash Collateral Account with The Chase Manhattan Bank.

          (b) It shall be a term and condition of each of the US Cash Collateral Account and the L/C Cash Collateral Account, notwithstanding any term or condition to the contrary in any other agreement relating to the US Cash Collateral Account or the L/C Cash Collateral Account, as the case may be, and except as otherwise provided by the provisions of Section 5.7 and
     Section 8, that no amount (including interest on Collateral Investments) shall be paid or released to or for the account of, or withdrawn by or for the account of, any Grantor or any other Person from the US Cash Collateral Account or the L/C Cash Collateral Account, as the case may be.

The US Cash Collateral Account and the L/C Cash Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may now or hereafter be in effect.

          5.5 MAINTAINING THE DEPOSITORY ACCOUNTS, THE DEPOSIT ACCOUNTS AND THE CANADIAN CASH COLLATERAL ACCOUNT. Until the Obligations shall have been paid in full, the Commitments shall have expired or otherwise been terminated and no Letters of Credit are outstanding:

          (a) The Grantors shall maintain (1) Depository Accounts only with banks ("DEPOSITORY BANKS") that have entered into letter agreements in substantially the form of Exhibit A-1 with the Grantors and the Administrative Agent ("DEPOSITORY LETTERS") or in form and substance reasonably acceptable to the Borrower and the Administrative Agent, (2) deposit accounts in Canada ("DEPOSIT ACCOUNTS") only with banks ("DEPOSIT BANKS") that (i) are listed on SCHEDULE 7 (as such schedule may be amended or supplemented from time to time) and (ii) shall have entered into letter agreements in substantially the form of Exhibit A-2-B with the Grantors and the Administrative Agent ("DEPOSIT ACCOUNT LETTERS") or in form and substance reasonably acceptable to the Borrower and the Administrative Agent and (3) the Canadian Cash Collateral Account.

          (b) The Grantors shall cause each Deposit Bank to forward an amount equal to the available balance of the Deposit Account at such Deposit Bank to the Canadian Cash Collateral Account, at least once a week, in same day funds.

          (c) The Grantors shall instruct each Depository Bank to transfer to the US Cash Collateral Account, at the beginning of each Business Day, in same day funds, an amount equal to the available balance of such Depository Accounts.

          (d) The Borrower shall instruct the Collateral Agent (as defined in the Receivables Sale and Contribution Agreement) to transfer all amounts owing to the Borrower under the Receivables Sale and Contribution Agreement to the US Cash Collateral Account.

          (e) Upon any termination of any Depository Letter or other agreement with respect to the maintenance of a Depository Account, the Borrower shall immediately notify all Obligors that were making payments to such Depository Account to make all future payments to another Depository Account.

          (f) Upon any termination of any Deposit Account Letter or other agreement with respect to the maintenance of a Deposit Account the Borrower shall immediately notify all Obligors that were making payments to such Deposit Account to make all future payments to another Deposit Account or to the Canadian Cash Collateral Account.

          (g)  The Grantors agree to terminate any or all Depository Accounts,

     Depository Letters, Deposit Accounts and Deposit Account Letters upon request by the Administrative Agent made after the occurrence and during the continuance of an Event of Default.

          5.6 INVESTING OF AMOUNTS IN THE US CASH COLLATERAL ACCOUNT AND THE L/C CASH COLLATERAL ACCOUNT. If requested by the Borrower, the Administrative Agent will, subject to the provisions of Section 5.7 and
Section 8, from time to time (a) invest amounts on deposit in the US Cash Collateral Account and the L/C Cash Collateral Account in such US Cash Equivalents in the name of the Administrative Agent and (b) invest interest paid on the US Cash Equivalents referred to in clause (a) above, and reinvest other proceeds of any such US Cash Equivalents that may mature or be sold, in each case in such US Cash Equivalents in the name of the Administrative Agent (the US Cash Equivalents referred to in clauses (a) and (b) above being collectively "COLLATERAL INVESTMENTS"). Interest and proceeds that are not invested or reinvested in Collateral Investments as provided above shall be deposited and held in the US Cash Collateral Account or the L/C Cash Collateral Account, as the case may be.

          5.7 APPLICATION AND RELEASE OF FUNDS. (a) So long as the notice contemplated by the next succeeding paragraph has not been given or, if given, is not still in effect, on each Business Day the Administrative Agent
(1) shall apply the available funds then on deposit in the US Cash Collateral Account in the following order of priority: FIRST, to pay interest, fees, expenses and other amounts (other than principal) then due and payable under the Loan Documents, SECOND, to pay the principal amount of any Revolving Credit Loan that is an ABR Loan, if any such principal amount is then outstanding, THIRD, if such Business Day is the last day of an Interest Period for any Eurodollar Loan that is a Revolving Credit Loan, to pay all such Eurodollar Loans to the extent thereof. Any amounts remaining in the US Cash Collateral Account after application as set forth in the preceding sentence shall be held in the US Cash Collateral Account as Collateral for the Obligations.

          If an Event of Default has occurred and is continuing and the Administrative Agent has given notice to the Borrower of its intent to do so, the Administrative Agent shall remit any funds on deposit in the US Cash Collateral Account as follows: FIRST, to pay interest, fees, expenses and other amounts (other than principal) then due and payable under the Loan Documents, SECOND, to pay the Aggregate Outstanding Revolving Extensions of Credit and any amounts then due and payable under any Hedge Agreement between the Borrower and any Lender and any Overdraft pro rata based upon the respective amounts owing in respect thereof. Amounts allocable to the Aggregate Outstanding Revolving Extensions of Credit shall be further allocated as follows: FIRST to any amounts outstanding under the Reimbursement Obligations, SECOND upon the payment in full of the Reimbursement Obligations, to the outstanding Revolving Credit Loans and THIRD to cash collateralize the aggregate then undrawn and unexpired amount of all Letters of Credit by releasing any funds from the US Cash Collateral Account to make the deposit to the L/C Cash Collateral Account in accordance with Section 8 of the Amended and Restated Credit Agreement).

          (b) So long as no Event of Default has occurred and is continuing, the Borrower may from time to time request that available funds on deposit in the US Cash Collateral Account be released to the Borrower PROVIDED that on the date of such requested release, the conditions set forth in subsection 5.2 of the Amended and Restated Credit Agreement shall have been satisfied.

          5.8 REPRESENTATIONS AND WARRANTIES. (a) The amounts represented by the Borrower to the Lenders from time to time as owing to the Grantors in respect of the Accounts will at such times be accurate in material respects.

          (b) No Grantor has any Depository Accounts or other deposit accounts other than the Depository Accounts listed on SCHEDULE 7, the permitted unblocked accounts listed on SCHEDULE 9, the Deposit Accounts listed on SCHEDULE 7 and the Canadian Cash Collateral Account. The Grantors have instructed (i) the Depository Bank to forward all amounts on deposit therein to the US Cash Collateral Account and (ii) all Deposit Banks to forward all amounts on deposit in the Deposit Accounts to the Canadian Cash Collateral Account.

          5.9 COVENANTS. (a) The Grantors will not (i) grant any extension of the time of payment of any Account, (ii) compromise or settle any Account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Account, (iv) allow any credit or discount whatsoever on any Account, (v) amend, supplement or modify any Account in any manner that could adversely affect the value thereof or (vi) fail to exercise promptly and diligently each and every material right which it may have under each agreement giving rise to a Account (other than any right of termination), except that so long as no Event of Default has occurred and is continuing and the notice contemplated by the second paragraph of subsection 5.7(a) has not been given, the Grantors may do any of the foregoing in the ordinary course of business consistent with their past practice.

          (b) The Borrower will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Accounts.

          6.  PROVISIONS RELATING TO CONTRACTS.

          6.1 BORROWER REMAINS LIABLE UNDER CONTRACTS. Anything herein to the contrary notwithstanding, as between each Grantor and the Administrative Agent, each Grantor shall remain liable under each of the Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms and provisions of such Contract. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Contract by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any such Lender of any payment relating to such Contract pursuant hereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of each Grantor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          6.2 COMMUNICATION WITH CONTRACTING PARTIES. After prior notice to the Borrower of its intention to do so, the Administrative Agent in its own name or in the name of others may communicate with parties to the Contracts to verify with them to the Administrative Agent's reasonable satisfaction the existence, amount and terms of any Contracts.

          6.3 REPRESENTATIONS AND WARRANTIES. (a) No consent of any party (other than each Grantor) to any Contract is required, or purports to be required, in connection with the execution, delivery and performance of this Agreement.

          (b) Each Contract is in full force and effect and constitutes a valid and legally enforceable obligation of each Grantor and to each Grantor's knowledge, the other parties thereto, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (c) No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Contracts by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Contract to any material adverse limitation, either specific or general in nature.

          (d) Neither each Grantor nor (to the best of each Grantor's knowledge) any of the other parties to the Contracts is in default in the performance or observance of any of the terms thereof in any manner that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (e) The right, title and interest of each Grantor in, to and under the Contracts are not subject to any defenses, offsets, counterclaims or claims that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          6.4 COVENANTS. (a) Each Grantor will perform and comply in all material respects with all its obligations under the Contracts which the failure to so do could reasonably be expected to materially adversely affect the value of such Contract as Collateral.

          (b) Each Grantor will not amend, modify, terminate or waive any provision of any Contract in any manner which could reasonably be expected to materially adversely affect the value of such Contract as Collateral.

          (c) Each Grantor will exercise promptly and diligently each and every material right which it may have under each Contract (other than any right of termination) which the failure to so do could reasonably be expected to materially adversely affect the value of such Contract as Collateral.

          (d) Each Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it relating in any way to any Contract that questions the validity or enforceability of such Contract.

          7.  PROVISIONS RELATING TO COPYRIGHTS, PATENTS AND TRADEMARKS.

          7.1 REPRESENTATIONS AND WARRANTIES. (a) SCHEDULE 1 includes all material Copyright and Copyright Licenses owned by each Grantor in its own name on the date hereof.

          (b) SCHEDULE 2 includes all Patents and Patent Licenses owned by each Grantor in its own name on the date hereof.

          (c) SCHEDULE 3 includes all registered Trademarks, applications therefor and Trademark Licenses owned by each Grantor in its own name on the date hereof.

          (d) To the best of each Grantor's knowledge, each material Copyright, Patent and Trademark is on the date hereof valid, subsisting, unexpired, enforceable and has not been abandoned.

          (e) Except as set forth in either SCHEDULE 1, SCHEDULE 2 or
SCHEDULE 3, none of such Copyrights, Patents and Trademarks is on the date hereof the subject of any licensing or franchise agreement.

          (f) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of any Copyright, Patent or Trademark in any respect that could reasonably be expected to have a Material Adverse Effect.

          (g) No action or proceeding is pending on the date hereof (1) seeking to limit, cancel or question the validity of any material Copyright, Patent or Trademark, or (2) which, if adversely determined, would have a material adverse effect on the value of any material Copyright, Patent or Trademark.

          7.2 COVENANTS.

          (a) Each Grantor (either itself or through licensees) will (1) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use,(2) maintain as in the past the quality of products and services offered under such Trademark, (3)employ such Trademark with the appropriate notice of registration,(4) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Lenders, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (5) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated.

          (b) Each Grantor will not do any act, or omit to do any act, whereby any material Patent may become abandoned or dedicated.

          (c) Each Grantor will notify the Administrative Agent and the Lenders immediately if it knows, or has reason to know, that any application or registration relating to any material Patent or Trademark may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any similar office or agency in any other county or political subdivision thereof or any court or tribunal in any country) regarding each Grantor's ownership of any material Patent or Trademark or its right to register the same or to keep and maintain the same.

          (d) Whenever each Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, each Grantor shall report such filing to the Administrative Agent and the Lenders within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, each Grantor shall execute and deliver any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Administrative Agent's and the Lenders' security interest in any Patent or Trademark and the goodwill and general intangibles of each Grantor relating thereto or represented thereby.

          (e) Each Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) for and to maintain each registration of the material Patents and Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

          (f) In the event that any Patent or Trademark is infringed, misappropriated or diluted by a third party, each Grantor shall (i) take such actions as each Grantor shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark and (ii) if such Patent or Trademark is of material economic value, promptly notify the Administrative Agent and the Lenders after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

          8.   REMEDIES.

          8.1 NOTICE TO OBLIGORS AND CONTRACT PARTIES. Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Accounts and parties to the Contracts that the Accounts and the Contracts have been assigned to the Administrative Agent for the ratable benefit of the Lenders and that payments in respect thereof shall be made directly to the Administrative Agent. At any time and from time to time after the occurrence and during the continuance of an Event of Default, the Administrative Agent may in its own name or in the name of others communicate with the parties to the Contracts (or the parties to any other contract (as defined in the Code) to which each Grantor is a party) to verify with them to its satisfaction the existence, amount and terms of any such Contracts (or such other contracts).

          8.2 PROCEEDS TO BE TURNED OVER TO ADMINISTRATIVE AGENT. In addition to the rights of the Administrative Agent specified in subsection 5 and with respect to payments of Accounts, if an Event of Default shall occur and be continuing and the notice contemplated by the second paragraph of subsection 5.7(a) has been given, all Proceeds of any Collateral received by each Grantor consisting of cash, checks and other near-cash items shall be held by each Grantor in trust for the Administrative Agent for the benefit of the Lenders, segregated from other funds of each Grantor, and shall, forthwith upon receipt by each Grantor, be turned over to the Administrative Agent (duly indorsed by each Grantor to the Administrative Agent, if required) and held by the Administrative Agent in the US Cash Collateral Account. All Proceeds while held by the Administrative Agent in the US Cash Collateral Account (or by each Grantor in trust for the Administrative Agent for the benefit of the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in subsection 5.7.

          8.3 CODE REMEDIES. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code or any applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon each Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in each Grantor, which right or equity is hereby waived or released. Each Grantor further agrees, at the Administrative

Agent's request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at each Grantor's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this subsection, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as provided in subsection 5.7 and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Administrative Agent account for the surplus, if any, to each Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent arising out of the exercise by it of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

          9. ADMINISTRATIVE AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT; ADMINISTRATIVE AGENT'S PERFORMANCE OF BORROWER'S OBLIGATIONS.

          9.1 POWERS. Upon the occurrence and during the continuance of an Event of Default, each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of each Grantor and in the name of each Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of each Grantor, without notice to or assent by each Grantor, to do any or all of the following:

          (a) in the name of each Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Account or Contract or with respect to any other Collateral whenever payable;

          (b) in the case of any Copyright, Patent or Trademark, execute and deliver any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent's security interest in such Copyright, Patent or Trademark and the goodwill and general intangibles of each Grantor relating thereto or represented thereby;

          (c) pay or discharge taxes and Liens levied or placed on or threatened against the

     Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

          (d) execute, in connection with any sale provided for in subsection 8.3, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

          (e)(1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct;(2) ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;(3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;(4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral;(5) defend any suit, action or proceeding brought against each Grantor with respect to any Collateral;(6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem appropriate;(7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent's option and each Grantor's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's security interests therein and to effect the intent of this Agreement, all as fully and effectively as each Grantor might do.

          Anything in this subsection to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this subsection unless an Event of Default shall have occurred and be continuing.

          9.2 PERFORMANCE BY ADMINISTRATIVE AGENT OF BORROWER'S OBLIGATIONS. If each Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

          9.3 BORROWER'S REIMBURSEMENT OBLIGATION. The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due ABR Loans under the Amended and Restated Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by each Grantor, shall be payable by each Grantor to the Administrative Agent on demand.

          9.4 RATIFICATION; POWER COUPLED WITH AN INTEREST. Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof and in accordance with the terms hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

          10. DUTY OF ADMINISTRATIVE AGENT. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of each Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent hereunder are solely to protect the Administrative Agent's interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to each Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

          11. EXECUTION OF FINANCING STATEMENTS. Pursuant to Section 9-402 of the Code or any applicable law, each Grantor authorizes the Administrative Agent to file financing statements with respect to the Collateral without the signature of each Grantor in such form and in such filing offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction (except in Canada).

          12. AUTHORITY OF ADMINISTRATIVE AGENT. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Amended and Restated Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and each Grantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and each Grantor shall be under no obligation, or entitlement, to make any inquiry respecting such authority.

          13. NOTICES. All notices, requests and demands to or upon the Administrative Agent or each Grantor hereunder shall be effected in the manner provided for in subsection 10.2 of the Amended and Restated Credit Agreement.

          14. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          15.  AMENDMENTS IN WRITING; NO WAIVER; CUMULATIVE REMEDIES.

          15.1 AMENDMENTS IN WRITING. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each Grantor and the Administrative Agent, PROVIDED that any provision of this Agreement imposing obligations on any Grantor may be waived by the Administrative Agent in a written instrument executed by the Administrative Agent.

          15.2 NO WAIVER BY COURSE OF CONDUCT. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to subsection 15.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion.

          15.3 REMEDIES CUMULATIVE. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

          16. SECTION HEADINGS. The Section and subsection headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          17. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and permitted assigns under the Amended and Restated Credit Agreement.

          18. ATTACHMENT. The parties hereby acknowledge that (i) value has been given; (ii) each Grantor has rights in the Collateral; (iii) they have not agreed to postpone the time of attachment of the security interest; and
(iv) each Grantor has received a duplicate original copy of this Agreement.

          19. GOVERNING LAW. This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York except with respect to the security interests granted hereby in deposit accounts which shall be governed by the law of the State of California.

          20 TERMINATION AND RELEASE OF COLLATERAL. At such time as the Obligations then due and payable have been fully satisfied and the Commitments terminated, the Collateral shall be released from the lien created by this Agreement, and the security interest created by this Agreement and all obligations of the Grantors with respect thereto shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. Upon request of any Grantor following any such termination, the Administrative Agent will deliver (at the sole cost and expense of such Grantor) to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver (at the sole cost and expense of such Grantor) to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

          21. WAIVERS OF JURY TRIAL. EACH GRANTOR, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          IN WITNESS WHEREOF, the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

                                       CORE-MARK INTERNATIONAL, INC.

                                            /s/ LEO F. KORMAN
                                       By: ----------------------------------
                                          Name:  Leo F. Korman
                                          Title: Sr. VP & CFO


                                       C/M PRODUCTS, INC.

                                            /s/ LEO F. KORMAN
                                       By: ----------------------------------
                                          Name:  Leo F. Korman
                                          Title: Sr. VP & CFO


                                       CORE-MARK INTERRELATED COMPANIES, INC.

                                            /s/ LEO F. KORMAN
                                       By: ----------------------------------
                                          Name:  Leo F. Korman
                                          Title: Sr. VP & CFO


                                       CORE-MARK MIDCONTINENT, INC.

                                            /s/ LEO F. KORMAN
                                       By: ----------------------------------
                                          Name:  Leo F. Korman
                                          Title: Sr. VP & CFO